EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of USA Detergents, Inc.

We consent to the use in this Registration Statement of USA Detergents, Inc. on Form S-1 relating to 300,000 common shares $.01 par value, of our report dated February 9, 1996 included in or made part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.




Deloitte & Touche LLP

New York, New York
May 21, 1996